Exhibit 10.6

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

Authorized Maintenance Services Agreement

Party A:	GE Medical Systems Trade and Development (Shanghai) Co., Ltd.
Address: 1101 Maxdo Center, No. 8 Xingyi Road, Shanghai 200336
Legal representative: CHEN Zhi
	Telephone:	021-52080001
	Fax:	021-52080002

Party B:	Beijing Yuande Bio-Medical Engineering Co., Ltd.
Address: No. 24 Yongchang North Road, Beijing Economic and Technology Development Zone, Beijing 100176
Legal representative: WU Xiaodong
	Telephone:	010-67871166
	Fax:	010-67889588

Effective Date: April 1, 2004

Termination Date: December 31, 2005

This Agreement, the content of which shall include the terms hereof, the Appendixes hereto and the other documents referred to herein, shall come into existence and effect as of the Effective Date above upon signature by and affixation with the seals of the Parties.

In accordance with the principles and conditions set out herein, Party A authorizes Party B to carry out authorized maintenance services and to provide such services to such products as specified by Party A.

1.	Form of Authorized Maintenance Services

(a)	Party A authorizes Party B to provide specified services to specified products within the authorized territory in accordance with the terms hereof, as detailed in Appendix 1 “Authorized Territory, Products and Services”;

(b)	Party A shall be responsible for the day-to-day management and supervision in respect of the authorized maintenance services, and Party B shall arrange or adjust the authorized maintenance services in accordance with the requirements of Party A;

(c)	This Agreement shall not be exclusive in any respect. Party A shall still have the right to provide, directly or through other one-time service providers, services to the specified products authorized to Party B within the authorized territory; Party A shall have the right to use the Internet or other means of electronic commerce to develop the maintenance services market and provide maintenance services to its customers either directly or through its affiliates, and Party A shall not be required to pay any compensation to Party B for any of the above matters.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

2.	Representations and Warranties of Party B

(a)	The scope of business of its Enterprise Business License as most recently approved by the Industry and Commerce Administration must include businesses such as installation, maintenance and sale of medical equipment (or instruments);

(b)	It warrants that it has or will employ a sufficient number of qualified engineers (“Engineers”) to participate and complete the works appointed and directed by Party A and to ensure the speed and quality of the authorized maintenance services to be provided by it. It also warrants that it will arrange a sufficient number of administrative personnel (“Administrative Personnel”) to provide the administrative services in connection with the authorized maintenance services under this Agreement at the office premises specified by Party A. The number of Engineers and Administrative Personnel and the working places are set out in details in Appendix 2 “Requirements of Service Personnel and Sites”;

(c)	If the services of the Engineers and/or the Administrative Personnel provided by Party B fail to meet the requirements of the relevant test by Party A, Party B will make a replacement within one (1) month of receipt from Party A of the test result and the notice requesting a replacement;

(d)	When carrying out the authorized maintenance services, Party B and all of its employees will strictly comply with the relevant laws and regulations and with the corporate policies of Party A and the terms of trade formulated by the relevant department of Party A;

(e)	Party B will indemnify Party A against any economic loss caused by any breach of the asset management requirements of Party A by the Engineers and/or the Administrative Personnel of Party B including but not limited to damage and loss of any maintenance service tools, labor safety supplies and office supplies provided by Party A to the service personnel, as well as any travel expenses advanced to but not repaid by any service personnel who subsequently left employment;

(f)	All information provided in the course of applying for qualification as authorized maintenance service provider is true and accurate. If any information is found incorrect, Party A has the right to re-evaluate the authorization and may terminate its authorization to Party B as required;

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

(g)	Party B will timely notify Party A of any change in the provided information including any change in its control and management;

(h)	Party B will make the accounts related to Party A available for review and verification by Party A according to the business requirements of Party A and actively and completely cooperate with the review and verification works of Party A or its appointee;

(i)	Party B warrants that its directors, employees and agents will comply with General Electric Policy Nos. 20.4, 20.5, 20.9 and 30.5 which Party B has received;

(j)	In performing this Agreement, Party B shall not pay, or propose or promise to pay, or directly or indirectly authorize the payment of, any amount or anything of value to:

(i)	any person or organization employed by, acting on behalf of or representing a customer; or

(ii)	any government official or staff member, political organization or political candidate,

as an inducement or reward to such person or organization for procuring any action favorable to Party B.

(k)	During the term of this Agreement, none of Party B’s shareholders, partners, senior officers, directors and employees shall take the office of government official or staff member;

(l)	During the term of this Agreement, Party B warrants that it will not carry out any business in conflict with the interest of Party A and its affiliates;

(m)	If Party B instructs any of its subsidiaries to participate in the authorized maintenance services, it must obtain Party A’s confirmation and shall ensure that such subsidiary also complies with the undertakings made under this Clause.

3.	Responsibilities of Party B

Party B shall:

(a)	provide services to end-users in accordance with the work process of the relevant business department of Party A;

(b)	in accordance with the requirements of Party A, forward recommendations and technical information to end-users and explain or state to end-users the issues, requirements or advice relating to maintenance services contracts;

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

(c)	in accordance with the provisions of this Agreement in respect of service charges, pay the relevant costs and expenses to the Engineers and the Administrative Personnel who provide services for Party A under this Agreement; and

(d)	provide such other services as required by Party A in connection with maintenance services contracts, including assisting Party A in collecting from end-users the amounts receivable by Party A under such maintenance services contracts.

Party B shall not:

(a)	provide or sell the maintenance services covered herein outside the authorized territory without the written consent of Party A;

(b)	provide or sell the maintenance services covered herein directly to end-users in the name or on behalf of Party A without the written consent of Party A;

(c)	carry out any maintenance services not specified by Party A in the name of an authorized maintenance service provider of Party A without the written consent of Party A;

(d)	transfer or sub-contract to any third party any of the rights or obligations of Party B under this Agreement without the prior written consent of Party A;

(e)	require or permit the Engineers and/or the Administrative Personnel to carry out any work outside the scope of this Agreement, including but not limited to maintenance and sale of Party B’s products, without the written consent of Party A.

4.	Responsibilities of Party A

(a)	Party A shall, in a timely manner, provide Party B with the policies and provisions of Party A in respect of the authorized maintenance services and the information and manuals necessary for carrying out the authorized maintenance services;

(b)	Party A shall, in a planned manner, provide Party B with the training relating to the authorized maintenance services and shall be responsible for the management and supervision in respect of the authorized maintenance services;

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Agreement No. GE/LFA/04/YUANDE

(c)	Party A shall provide the service personnel of Party B with the maintenance service tools, labor safety supplies and office supplies relating to the authorized maintenance services;

(d)	Party A shall pay to Party B the compensations and other payable amounts in accordance with the provisions of this Agreement;

(e)	Party A shall provide Party B with a procedure for the testing of the Engineers and/or the Administrative Personnel to assist Party B in its personnel management;

(f)	Party A shall assume the liability for any loss resulting from failure of meeting the required standards in the training organized and conducted by Party A;

(g)	Party A shall give one (1) month notice to Party B if it grants to any other party the authorization in respect of the territory or product which has been authorized to Party B.

5.	Service Charges, Agent Fee and Method of Payment

(1)	Service charges include:

(a)	a one-time recruitment advertising fee of RMB67,872.00 payable by Party A to Party B upon the effectiveness of this Agreement, as payment for Party B to recruit relevant service personnel for Party A;

(b)	service charges for two (2) months totaling RMB340,000 payable in advance by Party A to Party B upon the effectiveness of the labor contract of the first service personnel, from which the actual service charges payable by Party A to Party B for the first month is to be deducted with the remainder to be used by Party B as working capital for its operation, provided that, in the event of any termination of the cooperation between the Parties for whatever reason, Party B shall unconditionally repay to Party A all remaining amount of the advanced service charges within three (3) days of the termination of this Agreement;

(c)	the actual service charges for the previous month payable by Party A to Party B at the end of each month;

(d)	Party B shall issue invoices to Party A for all amounts payable by Party A in accordance with the relevant provisions of the state and, if the invoices have been verified by Party A as correct, such amounts shall be paid by Party A within thirty (30) days;

(e)	the operating costs covered by the service charges payable by Party A to Party B include the following:

(i)	the recruitment (including recruitment advertisement) expenses incurred by Party B for providing a sufficient number of qualified Engineers and Administrative Personnel to Party A;

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Agreement No. GE/LFA/04/YUANDE

(ii)	the salaries and benefits actually paid by Party B to the Engineers and the Administrative Personnel who provide services for Party A, as detailed in Appendix 3 “Policy of Salaries and Benefits for Service Personnel”;

(iii)	the travel expenses confirmed by Party A as actually reimbursed by Party B to the Engineers and the Administrative Personnel who provide services for Party A, as detailed in Appendix 4 “Policy of Travel Expense Reimbursement for Service Personnel”; and

(iv)	other expenses confirmed by Party A as actually incurred by Party B in carrying out the services specified by Party A.

(2)	Agent fee:

Party A shall, within thirty (30) days of the end of each year, pay to Party B in one lump sum the agent fee for the previous year which shall be calculated at 10% of the actual operating costs of the previous year.

6.	Taxes

(a)	Party B shall be liable for and have the obligation to pay all taxes and other charges imposed by various central and local governments in connection with the orders arising under this Agreement;

(b)	Party B shall ensure that the value-added tax invoices issued by Party A for Party B’s purchases of parts or consumables from Party A or otherwise in connection with the business under this Agreement are only used for tax credits in connection with the corresponding business of Party A.

7.	Notice and Assistance

(a)	Upon awareness of any legal proceedings or customer complaints in connection with the performance of this Agreement or upon discovery of any infringement of the intellectual properties of Party A such as its trademarks, trade names and patents, Party B shall notify Party A without delay;

(b)	Party A shall provide the necessary parts and consumables to Party B as actually required by the services and in accordance with the provisions of Party A.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

8.	Intellectual Properties

(a)	Party A may license the use of certain related software to the end-users who have purchased the specified products. Prior to delivering software to an end-user, Party B shall obtain a copy of the software license agreement provided by Party A and signed by the end-user;

(b)	Any non-disclosed commercial, technical or other information provided by Party A to Party B in connection with this Agreement shall remain the properties of Party A which shall be kept in confidence by Party B and shall not be used by Party B except for performing its obligations under this Agreement. Such information includes customer data, marketing plan, cost and price information, designs, software, proprietary technology and service manuals, etc.;

(c)	Party B acknowledges that Party A owns all the trademarks used on the products manufactured or sold by Party A and that and “GE” are trade names belonging to Party A. Party B shall not use any of the trade names of Party A or any logo or image similar thereto or modified therefrom, or any logo or image related thereto except in such circumstances as approved by Party A in writing. Party B shall not attempt to register, or claim any right to, such trademark, words or names (including Internet domain names). Party B shall unambiguously state that Party B is a maintenance service provider authorized by Party A for specified products and that it has no other relationship whatsoever with General Electric. Party B shall not permit any advertisement, publicity or practice likely to mislead the public or prejudice the reputation, trademarks, prestige or products of Party A and shall, upon receipt of demand, stop any advertisement, publicity or practice which are considered by Party A as likely to have such results. Party B shall comply with any instruction of Party A with regard to the use of the trademarks and trade names of Party A.

9.	Confidentiality of Information

(a)	Party B shall take any necessary measure to keep in strict confidence and protect the business and technical information which are related to this Agreement and which Party A has no intention to disclose to other parties. On demand of Party A, Party B shall immediately return to Party A the commercial and technical information that belong to Party A but are in Party B’s possession. Party B shall continue to have the aforesaid obligation in the three (3) years after the termination of this Agreement.

(b)	The Engineers and the Administrative Personnel of Party B shall enter into confidentiality agreements as required by Party A; see Appendix 5 “Undertakings for Authorized Maintenance Services”.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

(c)	Party B agrees to indemnify Party A against any direct loss caused by any breach of this Clause by Party B or its employees.

(d)	Party A will not divulge to any unconcerned party the knowledge, information or other things disclosed by Party B to Party A except for information obtained by Party A through other public channels.

10.	Liabilities and Exemption

(a)	If Party A reasonably believes that Party B has breached or will breach any of its obligations under this Agreement, Party A may suspend the transaction under this Agreement or withhold the amount payable by Party A to Party B under this Agreement until it is ascertained that Party B has not breached or will not breach such obligation.

(b)	Party B represents and warrants that Party A will not be liable for any debt, claim, loss and expense arising from any act of Party B in conflict with this Agreement, any contract between Party A and its customer or the existing legal system of the state.

(c)	Party A represents and warrants that Party B will not be liable for any debt, claim, loss and expense arising from any act of Party A in conflict with this Agreement, any contract between Party A and its customer or the existing legal system of the state.

11.	Termination

This Agreement shall terminate upon the occurrence of any of the following events:

(a)	The term of this Agreement expires;

(b)	Party A and Party B agree to an early termination of this Agreement;

(c)	Either party gives three (3) months written notice to the other party to terminate this Agreement;

(d)	Party A may in its discretion terminate this Agreement with five (5) days written notice upon the occurrence of any of the following events:

(i)	there is a change in the control or management of Party B which is not acceptable to Party A;

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

(ii)	Party B ceases its business or ceases its normal agency business;

(iii)	Party B has breached any material provision of this Agreement including but not limited to all provisions of Clauses 3 and 9, and such breach is not remedied within fifteen (15) days of Party A’s written notice to Party B;

(e)	Party A has the right to terminate this Agreement at any time upon discovery of any failure of Party B to conform to the acts or conditions represented and warranted by it in Clause 2.

12.	Effect of Termination

(a)	Upon termination of this Agreement, Party B shall stop all of its activities as an authorized maintenance service provider of Party A, stop using Party A’s tradename or trademark, remove such tradename or trademark from all buildings and displays controlled by Party B and ensure that anyone purporting to be authorized by Party B to use such tradename and trademark immediately stops all such use; and

(b)	Party B shall return, without charge, all the products, tools and materials provided by Party A to Party B free of charge (including any expense advanced to the Engineers) with the actual transportation costs and other taxes and charges that may be incurred to be paid by Party B; and

(c)	Party B undertakes not to provide maintenance services in any form to the end-users of Party A’s products in the twelve (12) months after the termination of this Agreement except as Party A’s authorized maintenance service provider;

(d)	Clauses on intellectual properties, confidentiality of information, liability exemption, responsibilities of Party B and indemnities shall survive the termination of this Agreement.

13.	Only and Entire Agreement

This Agreement constitutes the only and entire agreement between Party A and Party B with respect to the content of this Agreement. This Agreement completely cancels, terminates and supersedes the agreement or intent previously reached between the parties regarding the matters under this Agreement. However, the statement made by Party B to Party A on compliance with the policies of General Electric shall continue to be valid.

14.	Adjustment, Amendment and Interpretation

(a)	During the term of this Agreement, Party A has the right to adjust the form of this Agreement, including adoption of a new form, as required by its business;

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

(b)	Upon agreement of the parties, the relevant clauses of this Agreement may be supplemented, amended or waived; such supplement, amendment or waiver shall be made in writing and signed by and affixed with the seal of the authorized representatives of both parties. Thereafter, they shall constitute a constituent part of this Agreement.

(c)	If there is any ambiguity in any clause of this Agreement, or if there is any difference between each party’s understanding of any clause, such clause shall be interpreted in accordance with the relevant provisions of the Contract Law and on the principles of equality and mutual consultation.

15.	Relationship between the Parties

Party B is an independent party vis-à-vis Party A. Party B itself and its management officers, employees or agents are not representatives of Party A, nor are they agents of Party A for matters outside this Agreement, and they have no right by themselves or to authorize any other person to incur or create, in writing or in other forms, any obligation other than those under this Agreement in the name or on behalf of Party A. Party B states in particular that the Engineers and the relevant Administrative Personnel who provide authorized maintenance services for Party A under this Agreement are employees of Party B and that they are not employees of Party A in any respect although they provide certain services for Party A.

16.	Dispute Resolution and Applicable Law

(a)	The parties shall resolve any dispute between them on the principle of amicable consultation. If either party brings a law suit, the suit shall be brought to a competent court of law in Beijing where this Agreement is signed.

(b)	This Agreement shall be governed by the laws of the People’s Republic of China.

17.	Appendixes

The Appendixes constitute an inseparable part of this Agreement. The existing Appendixes include:

Appendix 1:	Authorized Territory, Products and Services;

Appendix 2:	Requirements of Service Personnel and Sites;

Appendix 3:	Policy of Salaries and Benefits for Service Personnel;

Appendix 4:	Policy of Travel Expense Reimbursement for Service Personnel;

Appendix 5:	Undertakings for Authorized Maintenance Services

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Agreement No. GE/LFA/04/YUANDE

The above Appendixes may be amended at any time by Party A and shall be effective with regard to Party B upon notification.

Party A: GE Medical Systems Trade and Development (Shanghai) Co., Ltd. (seal)	Party B: (seal)

Authorized Representative: (signature)	Authorized Representative: (signature)

Title:	Title:
Date:	Date:

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Agreement No. GE/LFA/04/YUANDE

Appendix 1:

Authorized Territory, Products and Services

1.	Authorized Territory:

Heilongjiang province, Liaoning province, Jilin province, Inner Mongolia autonomous region; Beijing municipality, Tianjin municipality, Hebei province, Henan province, Shaanxi province, Shanxi province, Gansu province, Ningxia Hui autonomous region, Xinjiang Uygur autonomous region, Qinghai province.

2.	Authorized Products:

a. CT Prospeed AI, CT Prospeed AII, CT Prospeed FI, CT Prospeed FII, Ct/e, Ct/e II series;

b. Marquette electro-cardio and monitoring products and anesthesia machines series.

3.	Items of Services:

a. installation and repair guarantee of equipment;

b. maintenance services of equipment, including maintenance within the period of the maintenance services contract (MSA) and single-payment maintenance services outside the period of the contract;

c. other services specified by Party A.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

Appendix 2:

Requirements of Service Personnel and Sites

1. See the following table (provisional) on the number of Engineers and Sites:

Sites	Number of CT Engineers	GEMS-IT major customers number of Engineers
Shenyang municipality	2
Harbin municipality	2
Urumqi	1
Taiyuan municipality		1
Xi’an municipality	3	1
Beijing municipality	4
Zhengzhou municipality	2	1
Total headcount	14	3

2. See the following table for the number of Administrative Personnel and Sites:

Sites	Number of Administrative Personnel
Beijing municipality	1

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Agreement No. GE/LFA/04/YUANDE

Appendix 3:

Policy of Salaries and Benefits for Service Personnel

1. This provision is only applicable to the remunerations for the services provided to Party A by the Engineers and Administrative Personnel of Party B, provided that such Engineers and Administrative Personnel comply with the relevant personnel management system of Party B.

2. The salaries and benefits standardized by this provision only refer to the parts included in the service fees paid by Party A to Party B; all salaries, benefits and allowances and other remunerations that are provided by Party B to its employees and beyond the scope of this provision shall be borne by Party B, and Party A shall not bear any responsibility therefor.

3. See the following table for the monthly wages of the service personnel (including the various allowances and subsidies specified by the state or local governments):

(Unit: Renminbi. The same below)

City in which work is performed	Minimum	Maximum
Engineers	1500	3500
Administrative Personnel	1500	3000

4. Reference shall be made to the local government’s social insurance benefit policies for provisions on the service personnel’s statutory social insurances and benefits and allowances.

5. Supplementary benefits for the service personnel: in accordance with Party A’s demand, Party B shall take out basic commercial personal accident insurance for the service personnel, and the concrete contents and fees therefor must be confirmed by Party A.

6. All the sums under this provision are pre-tax amounts, and Party B has the responsibility to pay the relevant taxes in accordance with provisions of the state.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

Appendix 4:

Policy of Travel Expense Reimbursement for Service Personnel

1. This provision is only applicable to the reimbursement for actual travel expenses incurred during the provision of services for Party A by the Engineers and Administrative Personnel of Party B, provided that such Engineers and Administrative Personnel comply with the relevant personnel management system of Party B.

2. The contents, standards and procedures of reimbursement under this provision only refer to the parts included in the service fees paid by Party A to Party B; reimbursements of all other charges as provided by Party B and beyond the scope of this provision shall be borne by Party B, and Party A shall not bear any responsibility therefor.

3. Principles of travel expense reimbursement:

1) Business trips must be approved in advance by Party A’s direct managers. Approval materials must be attached to completed travel expense report for audit and reimbursement;

2) Amounts reported on the travel expense reports are only limited to business-related travel expenses. Travel expense reports should be submitted within 10 days after returning from the trip. There shall be no reimbursement for submissions made over 60 days after accrual.

3) For reimbursement, official receipts permitted for use by the relevant tax departments of the government must be provided.

4) Service personnel who made fraudulent claims on the travel expense reports will receive punishment including having the corresponding amounts deducted from their wages and refunded to the company of Party B.

4. Travel expense reimbursement procedures:

1) Timely and truthfully filling in the “Travel Expense Reports” (BPV);

2) Submitting “Travel Expense Reports” (BPV) and related documents, including maintenance forms, approval forms, receipts etc. to Party A’s direct managers for signature and approval;

3) Mailing all documents to locations specified by Party A for verification;

4) After Party A’s verification, notifying Party B’s finance department on payment.

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Agreement No. GE/LFA/04/YUANDE

5. Travel expense advance: Engineers may apply for travel expense advance, with the upper limit of not over RMB4,000 per person. Such amounts must be fully returned to the company before the personnel leave the employment.

6. Mobile phone charges: service personnel may get reimbursement for telephone call charges within the specified limit, which shall be approved in advance by Party A’s director managers.

7. Contents and requirements for travel expense reimbursement:

1) Transportation expense

A. The means of transportation that the service personnel select to use is required to be confirmed in advance by Party A’s direct managers;

B. Tickets (for automobiles, vessels) for the service personnel’s trips must be purchased from travel agent firms designated by Party A;

C. Service personnel may get reimbursement for taxi fares necessary for business.

2) Business trip subsidies

On the basis of receipts, service personnel may get reimbursement not exceeding RMB300 per day for business trip subsidies. For business trips to Beijing, Shanghai or Guangzhou regions, on the basis of receipts, service personnel may get reimbursement not exceeding RMB400 per day for business trip subsidies. Such subsidies include expenses for hotel accommodation and meals. If over one person is on business trip, personnel of the same gender should share rooms.

3) Other expenses

Service personnel may get reimbursement for other expenses, such as business conferences, serving customers, etc.; concrete contents and standards thereof are to be notified in advance by Party A’s direct managers.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

Appendix 5:

Undertakings for Authorized Maintenance Services

In view that I have accepted or I am about to accept the professional technical training of General Electric (China) Co., Ltd. Medical System Group (“GE Company”), and that I have been transferred to                                          (“Authorized Maintenance Services Company”) to engage in GE medical products maintenance business, I agree that:

1. I will respect the intellectual property rights of GE Company. I acknowledge that and “GE” are trade names belonging to GE Company, and guarantee that I shall not in any manner use for profits such trade names or any trade name similar thereto or modified therefrom, or any logo or image related thereto. I acknowledge that any intellectual property rights on non-disclosed commercial, technical or other information provided by GE Company shall remain the properties of GE Company and shall not be arbitrarily violated in any manner by me without GE Company’s written authorization.

2. I will protect GE Company’s commercial secrets and technical secrets. I undertake not to use, publish or leak any commercial secrets of GE Company that are within my knowledge or any other circumstances or information specifically demanded by GE Company to be kept confidential. In relation to technical secrets on GE Company’s medical products obtained through training, GE Company’s intranet and email system or other channels, I guarantee not to disclose such secrets to any third party and I will only use such secrets in the performance of GE products maintenance business. Such type of information includes but is not limited to technical drawings, service manuals, software, designs, customer data, marketing plan, cost and price information, etc.

3. If I leave the employment due to personal reason, or after the termination of the authorized maintenance services agreement between the authorized maintenance company to which I belong and GE Company, I guarantee to timely return to GE Company or its designated recipients information, objects etc. that belong to GE Company or that by their nature are only provided for use in GE medical products maintenance services.

4. Within two (2) years of leaving the Authorized Maintenance Services Company, I guarantee not to engage in maintenance services of GE Company medical products or other similar businesses, except employment with GE Company or other maintenance services agency companies authorized by GE Company.

5. If GE Company decides to authorize me to log on to GE Company’s intranet (including email system) in accordance with this letter of undertaking, I agree to comply with GE Company’s provisions relating to the use of intranet and email system and with the above-mentioned confidentiality undertaking, and guarantee not to use GE intranet and email system to engage in any activities in violation of law or in conflict with provisions of this letter of undertaking.

English Translation – for reference only

Agreement No. GE/LFA/04/YUANDE

Name:	Signature:
(in block letter)
Identity card number:

Company:

Location:	GE Company witness:

Date: year month day

Note: (this letter of undertaking is signed in duplicates, with one copy for each of GE Company and the signatory)